EXHIBIT 10.1

                      AMENDED AND RESTATED MASTER AGREEMENT


           This Amended and Restated Master Agreement (this "Agreement") is made and entered into as of August 24, 2005 by and between KMART CORPORATION, a corporation organized and existing under the laws of the State of Michigan with a principal address at 3100 West Big Beaver Road, Troy, Michigan 48084 ("Kmart"), the affiliates of Kmart listed on the signature pages hereto (such affiliates, together with Kmart, "Licensor"), SEARS HOLDINGS CORPORATION, a corporation organized and existing under the laws of the State of Delaware with a principal address at 3333 Beverly Road, Hoffman Estates, Illinois 60179 ("Sears"), solely with respect to Article XX below, and FOOTSTAR, INC., a corporation organized and existing under the laws of the State of Delaware, with a principal address at 933 MacArthur Blvd., Mahwah, New Jersey 07430 ("Footstar"). All capitalized terms used herein which are not otherwise defined, shall have the meanings set forth in Article II.

           WHEREAS, Footstar and Kmart are party to a Master Agreement dated as of June 9, 1995 and effective as of July 1, 1995 (as amended prior to the date hereof, the "Existing Master Agreement"), pursuant to which the parties agreed to terms and conditions with respect to the operation of the footwear departments in certain of Licensor's stores by certain partially and wholly owned subsidiaries of Footstar (the "Shoemart Corporations");

           WHEREAS, pursuant to the Existing Master Agreement, each of the Shoemart Corporations is party to a license agreement with Kmart (collectively, the "License Agreements");


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           WHEREAS, pursuant to the Existing Master Agreement, Footstar and
Kmart are party to a Shareholders Agreement with respect to each of the Shoemart Corporations (collectively, the "Shareholders Agreements");

           WHEREAS, pursuant to a license agreement (the "Kmart IP License Agreement"), Kmart of Michigan, Inc. ("KMI") has granted to Kmart the exclusive right, license and privilege to use the Marks in the Territory (each as defined below), including the right to sublicense use of the Marks within the Territory, subject to KMI's written consent;

           WHEREAS, on March 2, 2004, Footstar, the Shoemart Corporations and certain of their respective affiliates (collectively, the "Footstar Debtors") commenced voluntary cases (the "Chapter 11 Cases") under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court");

           WHEREAS, by motion, dated August 12, 2004 (the "Assumption Motion"), the Footstar Debtors sought to assume the Existing Master Agreement and the License Agreements pursuant to section 365 of the Bankruptcy Code;

           WHEREAS, the Assumption Motion gave rise to litigation in the Bankruptcy Court between Kmart and the Footstar Debtors with respect to, inter alia, the assumption by Footstar and the Shoemart Corporations of the Existing Master Agreement, the License Agreements and the Shareholders Agreements (the "Assumption Litigation"); and

           WHEREAS, the parties hereto desire to amend and restate the Existing Master Agreement in the form of this Agreement in conjunction with the settlement of the Assumption Litigation.

           NOW THEREFORE, in consideration of the mutual promises, undertakings and covenants herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree:


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                                    ARTICLE I

                            PURPOSES OF THE AGREEMENT

           1.1 Purpose. The purpose of this Agreement is to establish uniform terms and conditions and uniform procedures for the operation of Footwear Departments in the Stores in the Territory.

           1.2 Prior Agreements. This Agreement supersedes the Existing Master Agreement, which is hereby amended and restated as of the Effective Date hereof. The Shareholders Agreements and License Agreements are hereby terminated as of the Effective Date hereof and, as of such date, shall be null and void and of no further force and effect. Article XV of the Existing Master Agreement, which shall survive the Effective Date and is incorporated by reference herein, shall apply to causes of action that were or could have been commenced prior to the Effective Date. Article XVIII hereof shall apply to causes of action that are or may be commenced on or after the Effective Date. To the extent any causes of action that may be commenced on or after the Effective Date also could have been commenced prior to the Effective Date, such causes of action are governed by
Article XVIII hereof.

           1.3 Structure. From and after the Effective Date, each Footwear Department licensed under this Agreement shall be operated by Footstar or a direct or indirect wholly-owned subsidiary of Footstar. Effective as of January 2, 2005 (but subject to the occurrence of the Effective Date), Kmart shall no longer have any interest in the Shoemart Corporations or any of their respective affiliates, except as provided herein or in the Assumption Order.



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                                   ARTICLE II
                              TERMS AND DEFINITIONS

           2.1 Definitions. For purposes of this Agreement, the following terms shall have the meanings expressed after each term:

"Approval Date"                  shall mean the date of entry by the Bankruptcy
                                 Court of the Assumption Order.

"Assumption Order"               shall mean an order of the Bankruptcy Court, in
                                 form and substance satisfactory to Kmart and Footstar, each in their reasonable discretion,
                                 (i) approving this Agreement and effectuating the assumption thereof by Footstar, (ii) authorizing the payment by Footstar to Kmart of the amounts set forth in Article 8.1(b), and
                                 (iii) providing for mutual general releases of and by Kmart and Footstar (and their respective officers, directors, employees, professionals, affiliates and subsidiaries (and the officers, directors, employees, and professionals of the affiliates and subsidiaries)) with respect to the Existing Master Agreement (except as preserved pursuant to Section 1.2), License
                                 Agreements, Shareholders Agreements, and the
                                 Assumption Litigation and all claims of either thereunder through the Approval Date.

"Book Value"                     shall mean, with respect to any inventory owned
                                 by any Licensee, the book value of such
                                 inventory calculated in accordance with GAAP, applied on a consistent basis, but in any event excluding a) distribution and delivery costs incurred by Footstar and/or its affiliates after receipt of such merchandise from


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
                                 suppliers at a Footstar Distribution Center, and b) any intercompany royalty or other intercompany charges between and among Footstar and its affiliates (other than charges that reflect an out-of-pocket cost incurred by Footstar or an affiliate and that do not result in a book value with respect to the applicable inventory greater than the book value of such inventory that would have existed had Footstar and its affiliates been consolidated into a single entity).

"Buy-Out Date"                   shall mean December 31, 2008

"Business Day"                   shall mean a day, excepting Saturday, upon
                                 which banks in Chicago, Illinois are open for business.

"Designated Purchaser"           shall mean Kmart and/or another entity
                                 designated by Kmart in its discretion.

"Disposition"                    with respect to any Store, shall mean the
                                 occurrence of any of the following: (i) the real property interest (whether fee or leasehold) of Licensor in such Store shall be sold to an unrelated or unaffiliated third party and the applicable real property shall no longer be operated as a Store; (ii) such Store shall be permanently closed for any reason, including, without limitation, if the lease at such Store expires and/or is not renewed for any reason; (iii) the conversion of such Store to a format that does not satisfy the criteria of the definition of "Store(s)," including, without limitation, by way of sale, merger, or business combination; or (iv) the termination of this Agreement with respect to any Store pursuant to section 4.3(a)(iii) in connection with a cumulative reduction (relative to the Effective Date) in the aggregate square footage of the Footwear Department in such Store of 25% or more. The terms "Dispose" and "Disposed" shall have corollary meanings.


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"Excluded Footwear"              shall mean:

                                 (a) sports shoes with cleat attachments affixed to the soles or bowling shoes, ice skates, roller skates, in-line skates, football shoes, golf shoes and track shoes (not including non-cleated running or jogging shoes or shoes with cleat attachments molded to the soles or to the shoes);

                                 (b) waders and hip boots;

                                 (c) ski boots;

                                 (d) all knit and crib booties (sizes 0-5)
                                 (excluding infant soft sole shoes and infant pre-walk hard sole shoes (sizes 0-4));

                                 (e) slipper socks without licensed character designs;

                                 (f) slippers and/or slipper socks which are packaged, attached to and sold as a unit with sleepwear or robes; and

                                 (g) waterproofing preparations for athletic, hunting, fishing and recreational footwear sold in Licensor's sporting goods departments.

"Existing Store"                 shall mean any Store which, as of the Approval
                                 Date, is open for business to the public and as to which Licensor has not provided Footstar with notice that such Store will be Disposed of, it being understood that the Stores listed on Schedule I hereto are not Existing Stores.


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
"Fee Reference Date"             shall mean August 27, 2005.

"Fee True-Up Amount"             shall mean the amount by which (a) 14.625% of
                                 Gross Sales from January 2, 2005 through and including the Fee Reference Date, exceeds (b) the amount Footstar actually paid to Kmart pursuant to the Existing Master Agreement in respect of any fees and minority interests
                                 (other than the Miscellaneous Expense Fee) accrued from January 2, 2005 to and including the Fee Reference Date (whether or not paid through Kmart's deductions from the Weekly
                                 Sales Remittance).

"Fees" shall mean collectively the "License Fee" and the "Miscellaneous Expense Fee."

"Footwear Department(s)"         shall mean the area(s) within Store(s) in the
                                 Territory designated by Licensor in which retail sales of Licensed Footwear shall take place.

"Gross Sales"                    with respect to any period, shall mean the
                                 total revenues generated by retail sales of Licensed Footwear in all of the Footwear
                                 Departments in the aggregate during such period, whether for cash, credit or deferred payment, without diminution for credit losses, except that the following shall be excluded in calculating Gross Sales: (a) the amounts allowed for goods subsequently returned for refund or credit; and (b) sales, use or excise taxes passed on to the customer, excluding, without limitation, any withholding taxes.


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
"Licensee"                       shall mean Footstar or any direct or indirect
                                 wholly-owned subsidiary of Footstar in its capacity as an operator of a Footwear
                                 Department.

"Licensed Footwear"              shall mean any footwear except Excluded
                                 Footwear and shall also mean shoe care items
                                 (including, without limitation, laces,
                                 polishes, waxes, oils, dyes, brushes, daubers, shoe trees, shoe cleaning and waterproofing preparations, heel plates or taps and gift kits containing any of the foregoing).

"Marks" shall mean the trademarks and service marks KMART, SUPER KMART CENTER, and BIG KMART, in block letters or design format, and any service mark adopted in the future that incorporates the mark KMART in whole or in part, together with registrations therefor, all as more specifically described in Exhibit A, attached and incorporated herein.

"Materials"                      shall mean interior store signs, print and
                                 broadcast advertising pieces, store employee manuals and employee uniforms and badges on or in connection with which Licensee may use the Marks as permitted hereunder.

"Sales Threshold"                shall mean $550 million, less an amount equal
                                 to the product of a) $400,000 and b) the number of Dispositions from and after the Approval
                                 Date; provided, that the Sales Threshold shall (without duplication) also be reduced by $400,000 for each Store as to which this Agreement is terminated pursuant to section
                                 4.3(a)(ii) or (iii) hereof.


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
"Seasonal Inventory"             shall mean inventory that is more than four
                                 months post-season. Specifically, Licensees shall have four months from the end of a season to sell that season's inventory. If an obligation of Kmart to purchase inventory arises during such four-month period, the preceding season's inventory shall not be "Seasonal Inventory" as defined herein. If an obligation of Kmart to purchase inventory arises more than four months after the end of a season, such season's inventory shall be "Seasonal Inventory" as defined herein.

"Services"                       shall mean Licensee's services relating to the
                                 operation of the applicable Footwear
                                 Department, including stocking and supplying of Licensed Footwear.

"Stipulated Loss Value"          shall mean an amount per Store equal to:
                                 $100,000 with respect to each Store Disposed of in 2005; $60,000 with respect to each Store
                                 Disposed of in 2006; $40,000 with respect to each Store Disposed of in 2007; and $20,000 with respect to each Store Disposed of in 2008.

"Store(s)"                       shall mean discount retail outlet(s) consisting
                                 (currently) of approximately 30,000 to 120,000 square feet of gross indoor floor space operated by Licensor under the service mark
                                 KMART or BIG KMART (or some other service mark incorporating KMART in whole or in part) and primarily devoted to the sale of a broad assortment of general merchandise, or a discount retail outlet consisting (currently)


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
                                 of approximately 120,000 to 250,000 square feet of gross indoor floor space operated by Licensor under the service mark SUPER KMART CENTER or BIG KMART (or some other service mark incorporating KMART in whole or in part) and devoted to the sale of a broad assortment of general merchandise as well as a broad assortment of fresh foods and grocery products; provided, that the term "Store" does not incorporate, and the license granted by this Agreement does not extend to, any store, whether owned, leased, or operated by Licensor, Sears, Roebuck and Co., Sears or any affiliate of any of them, to the extent such store (with the exception of the pharmacy) is operated under any nameplate, whether now existing or hereafter created, other than a nameplate incorporating the mark "Kmart" in whole or in part. Without limitation, the parties agree that stores operated under the nameplates "Sears," "Sears Grand" and "Sears Essentials" are not subject to the license granted hereunder so long as the Kmart service mark is not used therein (other than with respect to the pharmacy and, as to the pharmacy, only until the applicable Sears entity obtains a license in its own name in accordance with the Decision on Kmart's Motion to Lift the Automatic Stay with Respect to Certain Stores issued by the Bankruptcy Court on May 10,
                                 2005). Licensor acknowledges that, subject to
                                 Section 4.3(c), the expiration, renewal or renegotiation of an existing lease will be without prejudice to the right of Footstar to remain in a store that continues to be operated under any of the Marks.


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
"Term" shall mean the period commencing on the Effective Date and continuing until the Termination Date.

"Termination Date"               shall mean the earlier to occur of (a) December
                                 31, 2008, and (b) the termination of the Agreement in accordance with any provision of
                                 Article 4.2.

"Territory"                      shall mean the United States of America, its
                                 territories and possessions, including Puerto
                                 Rico, Guam and the U.S. Virgin Islands.

           2.2 Definition References. The definitions of certain other terms that are not defined in Section 2.1 hereof but that are used herein are found in the following sections:


------------------------------------------------------------ ---------------------------------------------------------
        Defined Term                                                           Section Reference
        ------------                                                           -----------------
------------------------------------------------------------ ---------------------------------------------------------
"Assumption Litigation"                                                              Recitals
------------------------------------------------------------ ---------------------------------------------------------
"Assumption Motion"                                                                  Recitals
------------------------------------------------------------ ---------------------------------------------------------
"Bankruptcy Code"                                                                    Recitals
------------------------------------------------------------ ---------------------------------------------------------
"Bankruptcy Court"                                                                   Recitals
------------------------------------------------------------ ---------------------------------------------------------
"Capital Claim"                                                                        7.1
------------------------------------------------------------ ---------------------------------------------------------
"Chapter 11 Cases"                                                                   Recitals
------------------------------------------------------------ ---------------------------------------------------------
"Confidential Information"                                                             17.1
------------------------------------------------------------ ---------------------------------------------------------
"Disposition Notice"                                                                4.3(a)(i)
------------------------------------------------------------ ---------------------------------------------------------
"Effective Date"                                                                       8.1
------------------------------------------------------------ ---------------------------------------------------------


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
------------------------------------------------------------ ---------------------------------------------------------
"Employer Action"                                                                      12.1
------------------------------------------------------------ ---------------------------------------------------------
"Existing Master Agreement"                                                          Recitals
------------------------------------------------------------ ---------------------------------------------------------
"Footstar"                                                                           Preamble
------------------------------------------------------------ ---------------------------------------------------------
"Footwear Department Employees"                                                        12.1
------------------------------------------------------------ ---------------------------------------------------------
"Kmart"                                                                              Preamble
------------------------------------------------------------ ---------------------------------------------------------
"Kmart IP License Agreement"                                                         Recitals
------------------------------------------------------------ ---------------------------------------------------------
"KMI"                                                                                Recitals
------------------------------------------------------------ ---------------------------------------------------------
"License Agreements"                                                                 Recitals
------------------------------------------------------------ ---------------------------------------------------------
"License Fee"                                                                         6.1(b)
------------------------------------------------------------ ---------------------------------------------------------
"Licensee"                                                                           Preamble
------------------------------------------------------------ ---------------------------------------------------------
"Licensor"                                                                           Preamble
------------------------------------------------------------ ---------------------------------------------------------
"Miscellaneous Expense Fee"                                                           6.1(b)
------------------------------------------------------------ ---------------------------------------------------------
"Pricing Files"                                                                       4.1(b)
------------------------------------------------------------ ---------------------------------------------------------
"Removal Cost"                                                                      4.2(c)(v)
------------------------------------------------------------ ---------------------------------------------------------
"Shareholders Agreements"                                                            Recitals
------------------------------------------------------------ ---------------------------------------------------------
"Shoemart Corporations"                                                              Recitals
------------------------------------------------------------ ---------------------------------------------------------
"Staffing Costs"                                                                       12.2
------------------------------------------------------------ ---------------------------------------------------------
"Vacate Date"                                                                       4.3(b)(i)
------------------------------------------------------------ ---------------------------------------------------------
"Weekly Sales Remittance"                                                              6.2
------------------------------------------------------------ ---------------------------------------------------------

                                   ARTICLE III

                                     LICENSE

           3.1 Grant of License. Licensor grants to Licensee and Licensee accepts from Licensor, for the Term and upon the terms and conditions specified herein, (1) the non-transferable exclusive right and license to operate a Footwear Department in each Store in the Territory (whether such Stores are now existing or are hereafter opened), and (2) the non-transferable and


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non-exclusive right to use the Marks (a) on and in connection with the operation of the applicable Footwear Department, and (b) on and in connection with authorized Materials if and only if such use complies with the terms and conditions of this Agreement, including, without limitation, Licensor's quality standards as set forth herein and the authorization and approval process set forth below. All use of the Marks by Licensee as permitted hereunder shall conform to the requirements of Exhibit A and to the quality control requirements of the Kmart IP License Agreement. Licensor shall be entitled to change Exhibit
A by giving Licensee not less than 30 days' advance written notice of any such change; however, to the extent Licensee cannot reasonably change any use of the Marks on authorized Materials by the end of such 30-day period, Licensor shall reasonably extend such date until Licensee can comply with such new requirements. Licensor may notify Licensee in writing of any uses of the Marks by Licensee which are not in accordance with Exhibit A and Licensee shall promptly make any required change. No other, further or different license is granted or implied and no assignment of any right or interest in the Marks is made or intended herein. In particular, no license is granted to permit any third party to use the Marks, and Licensee may only use the Marks as set forth above. Licensor and KMI represent, warrant and agree that Licensor is and shall be authorized to grant Licensee such right to use the Marks during the Term.

           3.2 Certain Restrictions. The parties acknowledge that the success of each Footwear Department is dependent upon, among other things, the Licensee's compliance with common standards hereinafter referred to as "Rules and Regulations" for the conduct of the business (set forth in Exhibit B, attached and incorporated herein), as established from time to time by Licensor, subject to the terms of this Agreement.


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           3.3 Other Merchandise and Activities. Licensee shall have the right to sell only the Licensed Footwear specified in this Agreement in the Footwear Departments, and shall sell or furnish no other merchandise or services in the Stores without the prior written permission of Licensor. Licensee shall promptly remove from sale any merchandise not within the definition of "Licensed Footwear" contained in this Agreement. Licensee shall retain title to Licensee's merchandise until sale. Licensor shall not be responsible for any loss or damage to any of Licensee's merchandise, including while it is on Store premises or in transit to or from Store premises or otherwise. Further, Licensee shall conduct no promotions (philanthropic or otherwise) in the Stores (other than orderly sales as provided in sections 4.2(b), (c) and 4.3(e)) or which require the use of Licensor's resources or the services of Licensor's employees without obtaining Licensor's prior written approval.

           3.4 Marking, Samples and Inspection.

                (a) Licensee agrees that on each item of Materials which uses the Marks it shall mark such Materials in a manner complying with the provisions of Exhibit A.

                (b) In advance of the first purchase or production by Licensee of each type of Material or the first use, publication or broadcast by Licensee of each particular item of Material on or in connection with which any Mark is used, whichever is earlier, Licensee shall furnish to Licensor for its approval a sample thereof, including the trademark or copyright notice thereon and any other label or marking. Licensor shall use its best efforts to communicate its approval or disapproval in writing as soon as practicable after receiving any such sample. In no event shall Licensee use the Material until written approval of the subject sample is granted by Licensor; provided that if Licensor has not communicated approval in writing within 30 days of receipt of same, it shall be deemed to have disapproved the sample. Licensee specifically agrees to amend to the satisfaction of Licensor any Material which is not approved by Licensor. A further sample shall be provided to Licensor for its approval if any subsequent change is made in any approved Material.


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
                (c) To assure compliance with KMI's and Licensor's standards and instructions relating to any Licensed Footwear and/or Materials bearing the Marks, Licensor, at its expense, directly or through representatives, may inspect the Footwear Departments in Stores and may inspect and/or test such Licensed Footwear and Materials from time to time. Further, KMI and/or Licensor may periodically request from Licensee samples of such Licensed Footwear and/or Materials. Licensee shall cooperate and aid Licensor in making such inspections or tests and in furnishing such samples.

           3.5 Authority. Unless with Licensor's prior written consent, Licensee shall conduct its sales at the Stores exclusively and solely within the designated Footwear Department premises of the Stores. Neither Licensee nor any of its affiliates shall pledge, incur any obligation or liability, hire any employees, nor purchase any merchandise or services in or under the name of the Licensor or any of its affiliates, it being understood that no party to this Agreement shall act as the agent, servant or employer of the other party.

           3.6 No Challenge. Licensor represents and warrants that it or KMI has the exclusive right, title and interest in and to the Marks in the Territory and has the right to license the Marks to Licensee as provided in this Agreement. Based on such representation and warranty, Licensee acknowledges the exclusive right, title and interest of Licensor and KMI in and to the Marks. Licensee agrees not to attack or impair or challenge said right, title or interest or any


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
of Licensor's or KMI's registrations therefor, nor assist anyone else in doing so; and Licensee agrees not to apply to register the Marks or any confusingly similar service marks, trademarks, trade names, trade dress, copyrights, industrial models or designs, or any derivations thereof, during the Term or forever thereafter, anywhere in the world. Any and all use of and goodwill associated with the Marks shall inure to the benefit of Licensor and KMI.

           3.7 Business Planning. Footstar and Licensor shall meet and consult with each other at least once each fiscal year in good faith (and may, in their discretion, meet further at the request of the other party) to discuss the annual business plan for the operation of the Footwear Departments. Licensee shall at such time present its annual business plan for the Footwear Departments to Licensor. Among others, one goal of such consultations shall be to discuss increasing the amount of name brand footwear being sold in the Footwear Departments. Licensor shall share those aspects of its own business plan for the operation of the Stores which affect or interact with the operation of the Footwear Departments.

                                   ARTICLE IV

                              TERM AND TERMINATION

           4.1 Buy-Out. If this Agreement is not terminated earlier in accordance with section 4.2 below:

                (a) This Agreement shall be terminated in its entirety (other than those sections relating to indemnities, choice of law and post-termination Store exit procedures) on the Buy-Out Date;

                (b) On and as of the Buy-Out Date, Licensor shall, or shall cause a Designated Purchaser to, purchase from Licensee (with payment to be made within 5 business days of the Buy-Out Date) all inventory of the Footwear Departments in all remaining Stores (the "Buy-Out"), including any inventory that is on order pursuant to Kmart's written request and excluding damaged, unsaleable and Seasonal Inventory, for an amount equal to the Book Value of such inventory as of such date plus one million five hundred thousand dollars


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
($1,500,000); provided, that (w) Licensee shall provide to Licensor a complete set of files that will support determination of Book Value ("Pricing Files") for the six-month period prior to the Buy-Out Date (and the Pricing Files shall reflect all permanent markdowns of the applicable inventory), (x) Licensee shall not have, (i) at any time prior to the Buy-Out, purchased or transferred any goods into inventory outside of the ordinary course in contemplation of the Buy-Out, (ii) purchased inventory for or otherwise stocked any Store at a level disproportionately greater than the average level of such Store at the same time of year for the prior three years, unless Gross Sales at such Store during the prior six months support such increased stocking, or (iii) prior to the Buy-Out, marked up any inventory; (y) the inventory mix at each Footwear Department as of the date of termination shall be reasonably comparable to the average mix at such Footwear Department during the same time period for the prior three years and shall reflect ordinary course practice; and (z) all inventory markdowns shall have been taken in the ordinary course (and the Pricing Files shall reflect all permanent markdowns).

                (c) No later than seven days following the Buy-Out Date, the Licensee shall remove from the remaining Stores all fixtures, furnishings, equipment or other property belonging to Licensee (including, without limitation, any damaged, unsaleable, and Seasonal Inventory not purchased by Licensor) and surrender occupancy and possession of all Footwear Departments premises in the same condition as received, ordinary wear and tear excepted. Any of Licensee's property remaining on any such premises one year after such termination, through no fault of Licensor, shall become the property of Licensor. Licensee shall reimburse Licensor for the reasonable cost of removal or disposal of such property within 30 days of receipt of an invoice setting forth such charges, and shall pay to Licensor all Fees accruing hereunder through the Buy-Out Date.


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
                (d) Upon the occurrence of the Buy-Out, with respect to any Stores in which a footwear department shall continue to be operated by Licensor (or an affiliate of Licensor) following the Buy-Out Date and in which the footwear department will be staffed by persons not already employees of Licensor (or an affiliate) prior to the Buy-Out Date, Licensor shall consider the employees of Licensee prior to the Buy-Out Date for employment in staffing such footwear department in a manner consistent with the consideration that Sears, Roebuck and Co. gives to Licensor's (or its affiliates') employees upon the conversion of a Kmart Store to a Sears Essentials store.

           4.2 Termination of Agreement.

                (a) During the Term of this Agreement, this Agreement may be terminated (other than with respect to indemnities, choice of law and post-termination Store exit procedures) only:

                      (i) upon written notice by one party, if the other party shall fail to make any material payments when due or in the event of a material breach or material failure of any covenant, representation or warranty of the other party set forth herein, including, without limitation, the Weekly Sales Remittance as set forth in section 6.2 hereof and the Staffing requirements set forth in section 12.2 hereof or Licensee's material failure to follow Licensor's instructions regarding the nature and quality of the Services or Materials and/or appropriate use of the Marks, or material failure to comply with the Rules and Regulations established by Licensor for the conduct of the business within the applicable Store(s); provided, however, the party charged with the breach or failure shall have the opportunity to cure said breach or failure within 60 days of receipt of written notice from the charging party (except as set forth in Section 6.2 with respect to the Weekly Sales Remittance) (the "Notice Period"). If the breach or failure is not cured to the satisfaction of the charging party within the Notice Period, the charging party shall be entitled to exercise any remedies it may have hereunder or under applicable law, including but not limited to termination of this Agreement; provided, however, that if such material breach or failure is capable of being cured but is only incapable, by reason of its nature, of being cured within the Notice Period, the charging party shall delay exercising such remedies so long as the party charged with the breach shall have begun in good faith to cure such breach within the Notice Period and shall thereafter proceed diligently to complete the cure of the breach and such breach shall be cured within a reasonable time period (the "Extended Notice Period"); but in no event shall such time period be longer than 180 days from the date of first notice to the party charged with such breach;

                      (ii) upon 30 days' written notice by one party, if the other party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors (including, without limitation, a voluntary petition under chapter 11 of title 11 of the United States Code), or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or Licensor or Licensee shall take any corporate action to authorize any of the actions set forth above in this subsection.

                      (iii) at the option of the non-selling or non-transferring party, upon 30 days' written notice by one party to the other, in the event of a sale or transfer of a majority of the outstanding shares (a "Change in Control") of the other party to a single person or entity or to an affiliate group under common control; provided, with respect to Licensee, a) this termination provision shall apply only to a Change in Control of Footstar and not to a Change in Control of any other Licensee (which other Licensees shall be subject to Section 4.3(a)(iv)), and b) this termination provision shall not apply to a "going-private" transaction (A) in which a financial institution, hedge fund or other "financial" buyer, with the consent of Kmart (such consent not to be unreasonably withheld), becomes the majority shareholder of Footstar and (B) in connection with which the employment of no more than two of the top five and no more than one of the top two senior officers of Footstar is involuntarily terminated;

                      (iv) at the option of either Licensee or Licensor upon seven days' written notice, in the event that Gross Sales for the four-quarter period ending as of the last date of any fiscal quarter of Licensee fall below the Sales Threshold as of such date; or

                      (v) at the sole option of Licensee upon seven days' written notice, in the event that either (y) the number of Stores falls below 900, or (z) Gross Sales for the four-quarter period ending as of the last date of any fiscal quarter of Licensee shall be less than $450 million.

                (b) If this Agreement is terminated by Licensor pursuant to section 4.2(a)(i), (subject to any applicable cure provisions), then Licensee shall remove all fixtures, furnishings, equipment or other property belonging to Licensee and surrender occupancy and possession of all Footwear Department premises in the same condition as received, ordinary wear and tear excepted, within six months of receipt of notice of termination, or upon expiration of the applicable cure period, whichever is later. During such six-month period, Licensee may conduct an orderly sale of Footwear Department inventory, subject to the Rules and Regulations and the other provisions of this Agreement in respect of operation of the Footwear Departments. Any of Licensee's property remaining, through no fault of Licensor, on any such premises at the end of such six-month period shall become the property of Licensor. Licensee shall reimburse Licensor for the reasonable cost of removal or disposal of such property within 30 days of receipt of an invoice setting forth such charges, and shall pay to Licensor all Fees accruing hereunder through the date upon which Licensee surrenders occupancy and possession of the Footwear Department premises.

                (c) If this Agreement is terminated pursuant to section 4.2(a)(ii) or (iii), then Licensee shall, within 90 days of the Termination Date, remove from the remaining Stores all fixtures, furnishings, equipment or other property belonging to Licensee and surrender occupancy and possession of the Footwear Department premises in the same condition as received, ordinary wear and tear excepted. During such 90-day period, Licensee may conduct an orderly sale of Footwear Department inventory, subject to the applicable Rules and Regulations and the other provisions of this Agreement in respect of operation of the Footwear Departments. Any of Licensee's property remaining on any such premises after such 90-day period, through no fault of Licensor, shall become the property of Licensor. Licensee shall reimburse Licensor for the reasonable cost of removal or disposal of such property within 30 days of receipt of an invoice setting forth such charges, and shall pay to Licensor all Fees accruing hereunder through the date upon which Licensee surrenders occupancy and possession of the Footwear Department premises.

                (d) If the Agreement is terminated pursuant to section 4.2(a)(iv), or (v) or by Licensee pursuant to section 4.2(a)(i), then:

                      (i) within 5 business days of the Termination Date, Licensor shall, or shall cause a Designated Purchaser to, purchase and make payment for all Footwear Department inventory including inventory that is on order but excluding damaged, unsaleable and Seasonal Inventory, for an amount equal to the Book Value of such inventory as of such date plus one million five hundred thousand dollars ($1,500,000); provided, that (w) Licensee shall provide to Licensor a complete set of Pricing Files for the six-month period prior to the Termination Date, (x) Licensee shall not have, (i) in the 90 days prior to the Termination Date, purchased or transferred any goods into or out of inventory, other than in the ordinary course, (ii) purchased inventory for or otherwise stocked any Store at a level disproportionately greater than the average level of such Store at the same time of year for the prior three years, unless Gross Sales at such Store during the prior six months support such increased stocking, or (iii) prior to the Termination Date, marked up any inventory; (y) the inventory mix at each Footwear Department as of the Termination Date shall be reasonably comparable to the average mix at such Footwear Department during the same time period for the prior three years and shall reflect ordinary course practice; and (z) all inventory markdowns shall have been taken in the ordinary course (and the Pricing Files shall reflect all permanent markdowns);

                      (ii) at Licensor's sole option, the parties shall enter into a transition services agreement for up to six months, during which time Licensee will assist in the operation of the footwear business and for which Licensor shall pay to Licensee a service fee in an amount that will cover all costs of providing such services;

                      (iii) at Licensor's cost, Licensee will otherwise lend such reasonable assistance as requested by Licensor to assist in the transition of the footwear business to Licensor;

                      (iv) with respect to any Stores in which a footwear department shall continue to be operated by Licensor (or an affiliate of Licensor) following the Termination Date and in which the footwear department will be staffed by persons not already employees of Licensor (or an affiliate) prior to the Termination Date, Licensor shall consider the employees of Licensee prior to the Termination Date for employment in staffing such footwear department in a manner consistent with the consideration that Sears, Roebuck and Co. gives to Licensor's (or its affiliates') employees upon the conversion of a Kmart store to a Sears Essentials store; and

                      (v) Licensee shall, within seven days of the Termination Date, remove from the remaining Stores all fixtures, furnishings, equipment or other property belonging to Licensee (including, without limitation, any damaged, unsaleable and Seasonal Inventory not purchased by Licensor) and surrender occupancy and possession of the Footwear Department premises in the same condition as received, ordinary wear and tear excepted. Any of Licensee's property remaining on any such premises after such seven-day period, through no fault of Licensor, shall become the property of Licensor. Licensee shall reimburse Licensor for the reasonable removal cost, if any, (the "Removal Cost") of such property within 30 days of receipt of an invoice setting forth such charges, and shall pay to Licensor all Fees accruing hereunder through the Termination Date.

           4.3 Termination of License With Respect to Particular Stores.

                (a) The license to operate a Footwear Department and the other terms and provisions of this Agreement may be terminated with respect to any particular Store(s):

                      (i) subject to Section 4.3(d) below, upon seven days' written notice from Licensor to Licensee that the Disposition of such Store will occur within 97 days of such notice (a "Disposition Notice");

                      (ii) upon 30 days' written notice by Licensor or Licensee to the other, with respect to any affected Store(s), in the event any Footwear Department premises become unfit for use and occupancy by reason of material damage or destruction, or as a result of condemnation;

                      (iii) as specified in Section 5.1; or

                      (iv) immediately, to the extent such Store shall be operated by a Licensee (other than Footstar), in the event that such Licensee shall not be directly or indirectly wholly-owned and controlled by Footstar.

                (b) If the license granted herein and the other terms of this Agreement are terminated with respect to a particular Store or Stores pursuant to Article 4.3(a)(i) (or, solely to the extent such termination qualifies as a Disposition, pursuant to Article 4.3(a)(iii)):

                      (i) Licensee shall remove from such Store(s) all fixtures, furnishings, equipment or other property (including any damaged, unsaleable and Seasonal Inventory not purchased by Licensor) belonging to Licensee and surrender occupancy and possession of the Footwear Department premises in such Store(s) in the same condition as received, ordinary wear and tear excepted, within seven days after receipt of notice of the applicable Disposition (the "Vacate Date"). Any of Licensee's property remaining on any such premises after the Vacate Date through no fault of Licensor, shall become the property of Licensor. Licensee shall reimburse Licensor for the reasonable cost of removal or disposal of such property within 30 days of receipt of an invoice setting forth such charges;

                      (ii) provided that (x) Footstar shall not have, in the 90 days prior to the Vacate Date, purchased or transferred any goods into or out of inventory of the applicable Store(s) other than in the ordinary course, or marked up any such inventory, (y) the inventory mix of the Disposed of store(s) as of the Vacate Date shall reflect ordinary course practice, and (z) all inventory markdowns at the Disposed of Store(s) shall have been taken in the ordinary course, Licensor shall, or shall cause a Designated Purchaser to, on the Vacate Date, purchase from Footstar and make payment for all inventory at such Disposed of Store(s), other than inventory that is damaged or unsaleable or that constitutes Seasonal Inventory, for an amount equal to the Book Value of such inventory; and

                      (iii) with respect to any Stores in which a footwear department shall continue to be operated by Licensor (or an affiliate of Licensor) following the Disposition of such Store(s) and in which such footwear department will be staffed by persons not already employees of Licensor (or an affiliate) prior to such Disposition, Licensor shall consider the employees of Licensee prior to the Disposition for employment in staffing such footwear department in a manner consistent with the consideration that Sears, Roebuck and Co. gives to Licensor's (or its affiliates') employees upon the conversion of a Kmart store to a Sears Essentials store;

           (c) In the event that a Disposition noticed pursuant to section 4.3(a) does not occur within 97 days of such notice:

                      (i) subject to subsection (ii) below, provided that each party shall have acted in good faith with respect to such Disposition, neither Kmart nor Footstar shall have any liability to the other whatsoever, nor shall either have any remedy whatsoever; without limitation of the foregoing, and subject to subsection (ii) below, the purchase and sale of inventory pursuant to paragraph 4.3(b)(ii) shall not be unwound nor the price thereof adjusted in any manner;

                      (ii) subject to section 4.3(d) below, in the event that the noticed Disposition is cancelled (as determined by Kmart in good faith) for any reason, then Licensee shall have a right of reentry with respect to the applicable Store and, at Licensee's option, this Agreement shall remain in effect with respect to such Store; provided, that such right of reentry shall be contingent upon, in addition to the cancellation of the Disposition, at Licensee's option, either (A) the passage of 180 days from the date of the applicable Disposition Notice, or (B) the repurchase by Licensee from Licensor of all inventory from the applicable Store purchased in accordance with section 4.3(b)(ii) and not yet sold by Licensor to a subsequent purchaser. For any Store for which the cancelled Disposition was in respect of a conversion as described in subsection
           (iii) of the definition of "Disposition" herein, in the event Licensee chooses to reenter, Licensor shall cover Licensee's reasonable out-of-pocket costs associated with reentry up to a maximum of $5,000 per Store.

                (d) Solely in connection with a Disposition of any of the Stores set forth on Schedule II hereto, Licensee shall have the option, exercisable by notice to Kmart within seven days of delivery of a Disposition Notice with respect to such Store, to (A) continue operating the Footwear Department in such Store(s) for as long as such Store(s) shall be operated by Kmart or (B) invoke the inventory buy-out and other provisions set forth in section 4.3(b); provided, however, that Licensee shall have no right to reenter any of the Stores set forth on Schedule II hereto should Licensee invoke section 4.3(b) with respect to such Store(s) and the noticed Disposition of such Store(s) be cancelled. In the event that Kmart shall not have received notice of Licensee's election pursuant to this section 4.3(d) within seven days of delivery to Licensee of an applicable Disposition Notice, Licensee shall be conclusively deemed to have elected the provisions of Section 4.3(b).

                (e) If the License with respect to a particular Store or Stores is terminated pursuant to Article 4.3(a)(ii), (iii) (other than in the case of a termination pursuant to Article 4.3(a)(iii) that qualifies as a Disposition), or
(iv), then Licensee shall, within 90 days of such termination, remove from the applicable Store(s) all fixtures, furnishings, equipment or other property belonging to Licensee and surrender occupancy and possession of the Footwear Department premises in the same condition as received, ordinary wear and tear excepted. During such 90-day period, Licensee may conduct an orderly liquidation of the applicable Footwear Department inventory, subject to the Rules and Regulations and the other provisions of this Agreement in respect of operation of the Footwear Departments. Any of Licensee's property remaining on any such premises after such 90-day period, through no fault of Licensor, shall become the property of Licensor. Licensee shall reimburse Licensor for the reasonable cost of removal or disposal of such property within 30 days of receipt of an invoice setting forth such charges.

                                    ARTICLE V

                              FOOTWEAR DEPARTMENTS

           5.1 Footwear Departments. The area to be occupied by Licensee within each Store shall be defined by computer aided drawings produced by Licensor's Store Planning Department. Licensor may at any time and from time to time change the location and size of a Footwear Department within a Store, in which event, Licensor shall pay all cost and expense of moving the Footwear Department. In the event that Licensor shall decrease the square footage of a Footwear Department by more than 5%, then the Miscellaneous Expense Fee payable with respect to such Footwear Department shall be reduced proportionately. Licensor may not increase the square footage of a Footwear Department by more than 5% without Licensee's written consent. To the extent Licensee consents to such an increase and the square footage of any Footwear Department is increased by more than 5%, then the Miscellaneous Expense Fee payable with respect to such Footwear Department shall be increased proportionately. Should Licensee not consent to the relocation or change in size of any Footwear Department, it may terminate the Agreement as to such Footwear Department by immediately giving Licensor written notice of its intention so to do, such termination to be subject to the provisions of section 4.3(e).

                                   ARTICLE VI

                                      FEES

6.1      Fees.

                (a) All Fees and other amounts due and owing from one party to the other hereunder shall be paid in U.S. Dollars in immediately available funds and shall be calculated and reported on a per Footwear Department basis. Fees provided for herein shall accrue from and after the day immediately following the Fee Reference Date.

                (b) Licensee shall pay Fees to Licensor (which fees shall be apportioned by Licensor among the Kmart affiliates in Licensor's sole discretion) at the following rates and upon the following terms and conditions throughout the Term:

                      (i) License Fees. Each week during the Term, in consideration of the license granted to Licensee hereunder, Licensee shall pay a "License Fee" to Licensor at the rate of 14.625% of the Gross Sales of all Footwear Departments made during the preceding week. Licensor may deduct and withhold such License Fee from its Weekly Sales Remittance to Licensee.

                      (ii) Miscellaneous Expense Fees. Commencing on the Effective Date (as defined herein) and subject to Section 5.1 hereof, a "Miscellaneous Expense Fee" equal to $23,500 per year per Footwear Department open and operated by Licensee shall be payable by Licensee to Licensor in monthly installments of $1,958.33 per Footwear Department. The monthly installment with respect to a given month shall be deducted by Licensor from the Weekly Sales Remittance made in the second week of such month. The Miscellaneous Expense Fee for a particular Store shall be payable only with respect to the month(s) during which such Store is open and Licensee has the right to operate the Footwear Department in such Store. The Miscellaneous Expense Fee with respect to any Footwear Department as to which Licensee ceases to have the right to operate shall be pro rated for the month in which Licensee's right to operate such Footwear Department terminates. Licensor shall refund any overpayment of the Miscellaneous Expense Fee, whether resulting from the mid-month termination of Licensee's right to operate a Footwear Department or otherwise, by increasing the amount of the first Weekly Sales Remittance following the ascertainment of such overpayment by the amount of such overpayment.

           6.2 Weekly Sales Remittance and Fee Statements. Once each week Licensor shall remit to Licensee a) the proceeds of Gross Sales of the Footwear Departments during the preceding week, net of any Fees or other set-offs specifically permitted by this Agreement (the "Weekly Sales Remittance"), and b) shall furnish to Licensee a "Statement of Fees" with respect to each Footwear Department in each Store. Such Statement of Fees shall set forth the permitted Fees and any permitted deductions or set-offs taken by Licensor as set forth herein. Licensor shall make all reasonable efforts to remit the Weekly Sales Remittance within two Business Days of the last day of Licensor's accounting week. Licensor's failure to remit the Weekly Sales Remittance within twelve days after the last day of Licensor's applicable accounting week shall constitute a material breach of this Agreement without requirement of notice by Licensee to Licensor. In the event this Agreement is terminated on any grounds, Licensor shall continue to remit the Weekly Sales Remittance through the Termination Date or Buy-Out Date, whichever is applicable.

           6.3 Right of Setoff. Licensor shall deduct from each Weekly Sales Remittance the License Fee and the Miscellaneous Expense Fee as may be due at the time of such remittances. Additionally, Licensor may deduct from the Weekly Sales Remittance any other amounts owing from Licensee to Licensor, including, without limitation, any Capital Claims due and owing, any expenses (including payroll advances) of Licensee paid for by Licensor pursuant to Section 12.3,
Section 21.14 or otherwise, and any rental payment owing by Licensee to Licensor in respect of office space allocated to Licensee at Licensor's or Sears' headquarters pursuant to Section 21.14.

           6.4 Inventory.

                (a) Licensor acknowledges that Licensee has advised Licensor that Licensee owns all of the inventory in the Footwear Departments and has pledged the proceeds thereof to its secured lenders.

                (b) Licensee represents that any inventory purchased by Licensor or a Designated Purchaser pursuant to section 4.1(b), 4.2(d)(i), or 4.3(b)(ii) shall be delivered to Licensor or such Designated Purchaser free and clear of any and all liens, security interests or encumbrances of any kind or nature.

                                   ARTICLE VII

                                 CAPITAL CLAIMS

           7.1 Capital Claims. Subject to section 7.3 hereof, Licensor shall have one claim (each, a "Capital Claim") against Footstar in respect of each Existing Store in an amount equal to $11,000 per Existing Store, for an aggregate claim against Footstar equal to $15,730,000 (the parties acknowledging that there are 1430 Existing Stores as of the Effective Date).

           7.2 Payment of Capital Claims. Except as set forth below, the Capital Claim relating to each Existing Store shall be due and payable upon the sooner to occur of (A) the termination of the license with respect to the applicable Existing Store pursuant to Section 4.3 and (B) subject to section 7.3 below, the Termination Date. Capital Claims which are due and payable may be offset by Licensor against contemporaneous Weekly Sales Remittances or against other amounts owing by Licensor to Footstar

           7.3 Waiver of Capital Claims. Licensor shall waive in their entirety all Capital Claims which are not yet due and payable as of the Termination Date or as of the date of the Buy-Out; provided, that, notwithstanding the foregoing, Licensor shall not waive the Capital Claims in whole or in part in conjunction with a termination by Licensor pursuant to section 4.2(a)(i), 4.2(a)(ii) or 4.2(a)(iii).

                                  ARTICLE VIII

                           CONDITIONS TO EFFECTIVENESS

           8.1 Conditions Precedent to Effectiveness. This Agreement shall become effective on and as of the first date on which each of the following conditions precedent have been satisfied (such date, the "Effective Date"):

                (a) the Assumption Order shall have been entered by the Bankruptcy Court; and

                (b) Footstar shall have paid to Kmart an amount equal to the sum of $45 million and the Fee True-Up Amount; provided, that in the event that the Effective Date shall not have occurred by September 1, 2005, or such later date as the parties may agree, then the parties shall seek the first available trial date in the Bankruptcy Court that is after September 30, 2005 and this Agreement shall be null and void and of no further force and effect and shall not be deemed to have amended and restated the Existing Master Agreement or superseded or terminated the License Agreements or the Shareholders Agreements; provided further, that Kmart agrees not to object or otherwise interfere in Footstar's disclosure statement approval process and Footstar's plan of reorganization confirmation process, provided that the foregoing is consistent with the terms herein and the terms in the Agreement re Settlement of Assumption and Conversion Issues, dated July 2, 2005, between the parties.

                                   ARTICLE IX

                                  DISPOSITIONS

           9.1 Limitation on Dispositions. Licensor shall be permitted to Dispose of any number of Stores at any time; provided, that in the event that either a) the total number of Dispositions during the Term exceeds 550, or b) the number of Dispositions in any calendar year exceeds the limit set forth in the table below, then Licensor shall, within one business day of the Vacate Date, pay to Footstar the Stipulated Loss Value with respect to each Store Disposed of in excess of the applicable limit; provided, further, that Stores as to which the Stipulated Loss Value is paid shall not be considered in the calculation of the 550 store limitation.


--------------------------------------- ---------------------------------------------------------------
            CALENDAR YEAR                          NUMBER OF DISPOSITIONS PER CALENDAR YEAR
--------------------------------------- ---------------------------------------------------------------
                 2005                   85
--------------------------------------- ---------------------------------------------------------------
                 2006                   150, plus 85 less the actual number of Dispositions in 2005
                                        (provided that the actual number of Dispositions in 2005 is less than 85)
--------------------------------------- ---------------------------------------------------------------
                 2007                   160, plus 235 less the actual number of Dispositions in 2005 and 2006 (provided that the actual number of Dispositions in
                                        2005 and 2006 is less than 235)
--------------------------------------- ---------------------------------------------------------------
                 2008                   160, plus 395 less the actual number of Dispositions in 2005,
                                        2006 and 2007 (provided that the actual number of
                                        Dispositions in 2005, 2006, and 2007 is less than 395)
--------------------------------------- ---------------------------------------------------------------

           9.2 Stipulated Loss Value Nonrefundable. The payment of Stipulated Loss Value in any period shall be nonrefundable, regardless of the number of Dispositions that take place in subsequent periods.

                                    ARTICLE X

                                BOOKS AND AUDITS

           10.1 Books.

                (a) Footstar shall keep full, true and accurate books of account containing all particulars which may be necessary for the purpose of disclosing and determining the computation of a) the Book Value of any inventory purchased by Licensee for sale in the Footwear Departments, and b) the total amount expended by Footstar on Staffing Costs. Such books of account shall be kept at Footstar's principal place of business and maintained by Licensees until six months following the Termination Date. All of the information within such books and records which is relevant for purposes of determining the computation and amount of the Book Value of inventory and/or the expenditures on Staffing Costs shall be available for inspection by Licensor or its designated certified public accountant upon reasonable notice.

                (b) Licensor shall keep full, true and accurate books of account regarding Gross Sales, Weekly Sales Remittances, Miscellaneous Expense Fees and payroll transactions pursuant to Section 12.3. All such information shall be available for inspection by Licensee or its designated certified public accountant upon reasonable notice.

                (c) To the extent either party alters its information systems, such party shall take reasonable measures, at its expense, to ensure that such systems continue to interface with and be compatible with the counterparty's information systems in a manner sufficient to permit the parties to operate under this Agreement in a manner reasonably consistent with past practice, including, without limitation, past practice with respect to the generation of information used in the conduct of business in the Footwear Departments.

           10.2 Audits. During the Term and through and including the date that is six months following the Termination Date, Kmart or its designated agent, upon reasonable notice to Footstar and during normal business hours, may audit all books, statements of account, records and reports relating to any inventory purchased or to be purchased by Kmart (or another Designated Purchaser) pursuant to any provision of this Agreement or relating to the Staffing Costs. Footstar shall make available to Kmart or its agent any and all records reasonably necessary to the verification of the Book Value of such inventory or the amount of such expenditures. The expense of any and all such audits and verification shall be borne by Kmart.

           10.3 Staffing Reports. Each year, within 90 days of the end of Footstar's fiscal year, a financial officer of Footstar shall provide to Kmart a certificate attesting to the amount expended by Footstar for Staffing Costs for the prior year.

                                   ARTICLE XI

                                      TAXES

           11.1 Taxes. Licensees shall pay all occupational fees, taxes, licenses and permits required in connection with or incident to their operation of the applicable Footwear Departments, and shall pay all taxes levied on their personal property, payrolls or income.

           11.2 Sales Tax and Certain Gross Receipts Taxes. As an accommodation to Footstar, for so long as permitted under law and for so long as Licensor's systems reasonably permit, Licensor shall file and remit sales tax receipts on Licensees' behalf to the appropriate taxing jurisdictions. In addition, for so long as permitted under law and for so long as Licensor's systems reasonably permit, Licensor shall file on behalf of Licensees gross receipts tax returns in Guam, the Virgin Islands, and Hawaii, and remit amounts owed to the applicable taxing jurisdiction. Licensor shall withhold sales taxes and gross receipts taxes paid on Licensees' behalf from its Weekly Sales Remittance and account for the same in its fee statements to Licensee.

           11.3 Tax Indemnity. In consideration of the services described in
Section 11.2, and to the extent that Licensor is not guilty of gross negligence in the performance of such services, Licensee shall indemnify and hold harmless Licensor from and against any and all costs, including, but not limited to, reasonable attorneys' fees, assessments, fines or penalties which Licensor sustains or incurs as a result or consequence of the failure by Licensee to promptly pay when due taxes to the proper taxing authorities and/or the failure by Licensee to promptly file when due with such taxing authorities all reports and other documents required, by applicable law, to be filed with or delivered to such taxing authorities.

                                   ARTICLE XII

                          FOOTWEAR DEPARTMENT EMPLOYEES

           12.1 Employer Action. Notwithstanding section 12.3 or any other provision of this Agreement, personnel working in each Footwear Department (the "Footwear Department Employees") shall be employees of Licensee and Licensee shall exercise control over such employees, including hiring, firing, promoting, determining wages and work procedures and the like ("Employer Action"), which control shall be at Footstar's direction subject to (i) any applicable employment or union contracts, (ii) Licensor's Rules and Regulations and (iii) applicable laws. Footstar shall be responsible for all Employer Actions and shall reimburse, indemnify, defend and hold Licensor and its subsidiaries and affiliates and their respective officers, directors and employees harmless from and against any and all loss, damage, cost, expense or penalty, or any claim or action therefor, arising out of any such Employer Action.

           12.2 Staffing. Footstar shall spend, in the aggregate and on an annual basis, a minimum of 10% of Gross Sales on salaries, payroll taxes, moving and travel expenses, worker's compensation, incentives and other employee benefits for the Footwear Department Employees (the "Staffing Costs"); provided, that in no event shall Footstar schedule staffing in any individual Footwear Department for fewer than 40 hours per week.

           12.3 Employee Pay. Licensor will advance the necessary cash for payroll relative to the Footwear Department Employees upon receipt of proper documentation, in form to be agreed upon from time to time by Kmart and Footstar, from Licensee or its designated representative. Footstar shall be unconditionally liable to reimburse Licensor for all amounts so advanced, and Licensor may set off such amounts against any subsequent Weekly Sales Remittance. Footstar shall be responsible for and hereby covenants to, or to cause another Licensee to, make all required payments to all applicable taxing and other governmental authorities in respect of the Footwear Department Employees, including without limitation social security, medicare, state and local income tax and other payroll taxes, as applicable.

                                  ARTICLE XIII

                             FURNITURE AND FIXTURES

           13.1 Furniture and Fixtures. Licensor shall maintain and update all shelving, counters, display cases and other trade fixtures which shall be agreed upon by Licensee and Licensor as necessary for the proper operation of the Footwear Departments by Licensee. Licensee may furnish and install at its expense in the applicable Footwear Department such other furniture, fixtures and equipment as it may desire, subject to the prior written approval of Licensor. No Licensee may install or maintain electrical equipment (the "Electrical Equipment") which may interfere with the operation of radios, televisions or other appliances or communications or security systems sold or in use in the Stores. To the extent Licensee installs such Electrical Equipment, Licensee shall promptly correct or remove such Electrical Equipment at its expense. Licensee agrees to submit for prior approval by Licensor all proposed signs and sign fixtures. Licensee agrees to follow Licensor's instructions as to such signs and sign fixtures.

                                   ARTICLE XIV

                                   ADVERTISING

           14.1 Advertising. Licensor shall have the sole and exclusive control over all advertising and promotions relating to all business conducted on the Store premises, including on and in connection with the Footwear Departments. Licensees shall not, and shall not permit any subsidiary or affiliate to, engage in advertising or promotional activity of any Footwear Department or any business conducted on Store premises without the prior review and written approval of Licensor.

           14.2 Minimum Roto Pages. Licensor shall allocate and provide, at its own expense, no fewer than 52 square tab weekend roto pages per year to Footwear Department products.

                                   ARTICLE XV

                     CASH REGISTERS, UTILITIES AND TELEPHONE

           15.1 Cash Registers. Licensor shall provide at its expense all cash registers necessary for the operation of each Store and all cash in registers shall be at the risk of Licensor. Licensor shall permit Licensee, upon reasonable notice and during normal business hours, to take readings from such registers. Licensee shall have no obligation to contribute monies to balance out such registers.

           15.2 Utilities. Licensor shall provide at its expense utilities consisting of light, heat, power, gas, water and air conditioning as it may deem necessary, but shall not be responsible for any loss or damage of any nature resulting from the interruption or failure of such utilities.

           15.3 Telephones. Licensor shall provide at its expense telephone service and facilities for incoming calls under the general business listing of "Kmart Store No. _____" or the like. Except to the extent any separate voice telephone lines of telephone listings exist as of Approval Date, no Footwear Department shall maintain any separate voice telephone lines or telephone listings.

                                  ARTICLE XVI

                              RULES AND REGULATIONS

           16.1 Rules and Regulations. Licensor shall from time to time, for the benefit of the common enterprise, establish, amend, modify or revise uniform Rules and Regulations consistent with this Agreement which shall govern but not be limited to the following subjects: order and appearance of the Store, methods for handling of cash and cash registers, credit, will-call and layaway sales, payments made by Licensor for account of Licensee, refunds, pricing policies, inventory requirements, disposal of old merchandise, overlap in merchandise carried by various Footwear Departments, products liability insurance, receiving of merchandise and store security. Licensor agrees to furnish Footstar with a written copy of such Rules and Regulations and Licensee agrees that it and its employees and agents shall comply with such Rules and Regulations. The current version of the Rules and Regulations is set forth at Exhibit B.

           16.2 Limitation on Amendment. None of the Rules and Regulations shall be modified in a manner inconsistent with this Agreement.

                                  ARTICLE XVII

                            CONFIDENTIAL INFORMATION

           17.1 Confidential Information. Footstar acknowledges that in the course of performing this Agreement, it may learn, and Licensor may disclose to it, certain information and data, whether written or oral, that is not in the public domain or otherwise available from third parties except on a confidential basis ("Confidential Information") concerning Kmart, its affiliates, their business and their properties, including, without limitation, confidential information and data concerning sales within Stores, new locations of Stores, closing and/or conversions of Stores, and other information relating to business plans or retailing and merchandising strategies for Stores as a whole or for departments within the Stores. Licensor acknowledges that as a result of, or in connection with this Agreement, it may learn and Licensee may disclose to Licensor certain Confidential Information concerning Footstar, its affiliates, their business and their properties. During the Term and for a period of three years thereafter, except as otherwise required by law, neither Licensor nor Licensee shall disclose any of the other party's Confidential Information to third parties or to affiliate, subsidiary or parent companies or their respective officers, directors, employees or representatives, except as mutually agreed upon in writing by Licensee and Licensor; provided, that Confidential Information may be disclosed to affiliate, subsidiary or parent companies or their respective officers, directors, employees or representatives, to the extent necessary to effectuate the purposes of this Agreement, so long as such persons are informed of the confidential nature of the Confidential Information and agree to maintain the confidentiality thereof in accordance with this Agreement. Further, all Confidential Information shall remain the sole and exclusive property of the party from which it has emanated and the recipient of Confidential Information shall not use such Confidential Information in furtherance of its own business other than for performance under this Agreement.

                                 ARTICLE XVIII

                                 INDEMNIFICATION

           18.1 General; Insurance. Licensee shall reimburse, indemnify, defend and hold harmless Licensor and its subsidiaries and affiliates and their respective officers, directors and employees, from and against any and all damage, loss, cost, expense or penalty, or any claim or action therefor, by or on behalf of any person, arising out of Licensee's performance or failure to perform under this Agreement and/or the Existing Master Agreement, including, but not limited to, personal injury and death claims, false labeling or failure to correctly label any merchandise under any statutory obligation or rules and regulations having the force of law, and all claims of employees or agents of

Licensee whether for injury, death, compensation, social security, pension, unemployment compensation, etc. Licensor agrees to obtain and keep in force appropriate insurance for Licensee and Licensor for liabilities for personal injuries (including death) and property damage arising out of or relating to the use of the Footwear Department premises with limits of not less than $5,000,000 for injury to one person and $5,000,000 for injury to more than one person and not less than $5,000,000 for property damage, and at Licensor's option Licensor may self insure all or any portion of these limits. Licensees agree to maintain through and including the Buy-Out Date or Termination Date, as applicable, appropriate workers' compensation and employer's liability insurance as required by all applicable federal, state or other laws, and, at Licensor's option, to name Licensor as an "alternate employer" on such policies. Licensee agrees to obtain and keep in force through and including the Buy-Out Date or Termination Date, as applicable, appropriate insurance for claims against Licensor and Licensee for personal injury (including death) and property damage arising out of or relating to the goods and services provided pursuant to this Agreement and/or the Existing Master Agreement (other than for liabilities for which Licensor has agreed to insure in this Section 15.1), with the same limits and self insurance options as agreed to above by Licensor. Licensee or Licensor, as the case may be, shall provide evidence of all of the aforesaid insurance at the request of the other party, and shall name the other party as an additional insured on such policies.

           18.2 Intellectual Property & Employee Payment Indemnification. Licensee shall reimburse, indemnify, defend and hold harmless Licensor and its subsidiaries and affiliates and their respective officers, directors and employees from and against all third-party claims asserted against Licensor (a) alleging that any Licensed Footwear, Services, trade fixtures, furnishings, merchandise, advertisements or promotions furnished by Licensee under this Agreement or the Existing Master Agreement infringe any patent, copyright, trademark, trade dress, design or other proprietary right or constitute a misuse of any trade secret information or violate any third-party contractual right, or
(b) arising from the payment (or non-payment) by Kmart of any amount to any Footwear Department Employee or to any third party (including any taxing or other governmental authority) relating to any payment (or non-payment) by Kmart of any amount to any Footwear Department Employee, and shall pay all losses, costs, attorneys fees, expenses, settlement payments, fines and damages arising in connection with any such claims under the foregoing subsections (a) and (b). Notwithstanding the provisions set out in the preceding sentence, Licensor shall reimburse, indemnify, defend and hold harmless Licensee and its subsidiaries and affiliates and their respective officers, directors and employees from and against all third party claims asserted against Licensee alleging that any use of the Marks by Licensee that was authorized by Licensor pursuant to this Agreement infringes any trademark or trade dress of a third party and shall pay all losses, costs, attorneys' fees, expenses, settlement payments, fines and damages arising in connection with any such claims.

           18.3 General. Licensor or Licensee, as the case may be, agree to timely advise the other party of any lawsuit, claim or proceeding for which an indemnity is provided pursuant to this Agreement and to cooperate with the other in the defense or settlement of such lawsuit, claim or proceeding. Licensor or Licensee, as the case may be, shall keep the other party advised at all times concerning the handling of such matters and shall furnish for the other party's prior review and approval all proposed settlement, release or similar documents or agreements disposing of a given matter if such matter involves the other party or affects its interests.

                                  ARTICLE XIX

                           NO ASSIGNMENT OR SUBLICENSE

           19.1 No Assignment or Sublicense. Neither party shall assign or sublicense its rights and/or duties under this Agreement without the prior written consent of the other party given at the other party's sole option, except that either party may assign its rights, but not its duties, under this Agreement to a subsidiary or affiliate which is and shall remain wholly owned and controlled by or under common control with such party, upon written notice to the other party. Any other attempted assignment or sublicense shall be void.

                                   ARTICLE XX

                                   GUARANTEES

           20.1 Sears Guarantee. Sears hereby irrevocably and unconditionally guarantees to Footstar that any amounts owing by Kmart to Footstar and/or Licensees hereunder shall be paid in full when due. Sears hereby agrees that its obligations with regard to such guarantee shall be unconditional, irrespective of any circumstances which might otherwise constitute a legal or equitable defense of a guarantor, including, without limitation, as a result of any amendment of this Agreement of any nature.

           20.2 Footstar Guarantee. Footstar hereby irrevocably and unconditionally guarantees to Kmart that any amounts owing by any Licensee to Kmart hereunder shall be paid in full when due. Footstar hereby agrees that its obligations with regard to such guarantee shall be unconditional, irrespective of any circumstances which might otherwise constitute a legal or equitable defense of a guarantor, including, without limitation, as a result of any amendment of this Agreement of any nature.

                                  ARTICLE XXI

                                  MISCELLANEOUS

           21.1 Inventory Counts. With respect to any purchase of inventory by Licensor (or a Designated Purchaser) under this Agreement (including pursuant to
Article IV), Licensor and Footstar shall each have the right to require an actual physical count and determination of the quantity of such inventory and the qualification (i.e., damaged, unsaleable or Seasonal Inventory) of such inventory for purchase, such count and determination to be performed by RGIS Inventory Services or any other mutually acceptable third party and paid for equally by the parties. The price paid by Licensor in connection with any such purchase of the applicable inventory shall be adjusted in accordance with the result of such physical count and determination.

           21.2 Maintenance of Premises and Security Service. Licensor shall maintain and provide janitor service at its cost for the Footwear Departments. Licensee shall be responsible for janitor service in any storage area occupied by it under this Agreement. Licensor may from time to time provide such security service as it may deem necessary.

           21.3 Credit Sales. Licensor may provide credit facilities consisting of credit card, debit card or deferred payment plans for the sale of Licensee's goods. No Licensee may install or promote its own credit card, debit card or deferred payment plans without prior written approval of Licensor.

           21.4 Risk of Loss; Damage, Destruction or Disappearance of Property. Except in the event of gross negligence or willful misconduct, the risk of loss, damage, destruction or disappearance of any property on the Store premises, as between Licensor and any Licensee, shall be exclusively that of the party having title to such property. Further, except in the event of gross negligence or willful misconduct, Licensee relieves Licensor, and Licensor relieves Licensee, of liability for any loss caused by fire or explosion arising out of any act of omission or commission, negligent or otherwise, of the agents, servants or employees of the other party.

           21.5 Rights and Remedies. The rights and remedies given herein are not exclusive, but are cumulative, and are in addition to all rights and remedies allowed by law, except that neither party shall be liable to the other party for incidental, consequential, punitive or exemplary damages arising in connection with this Agreement or the performance, omission of performance or termination hereof, even if the said party has been advised of the possibility of such damages and without regard to the nature of the claim or the underlying theory or cause of action (whether in contract, tort or otherwise).

           21.6 Independent Contractor. Neither party is nor shall be the agent of the other party in any matter. Each party is and at all times shall be an independent contractor in the performance of this Agreement, and neither party is authorized to bind the other party to any agreement or contract, in any manner, with any third party. The parties do not intend this Agreement to constitute a joint venture, partnership or lease and nothing herein shall be construed to create such a relationship. Subject to the provisions hereof, this Agreement shall bind the successors and permitted assigns of the parties.

           21.7 CHOICE OF ILLINOIS LAW AND FORUM. THIS AGREEMENT AND ALL ASPECTS OF THE BUSINESS RELATIONSHIP BETWEEN LICENSOR AND LICENSEE SHALL BE DEEMED TO HAVE BEEN EXECUTED AND DELIVERED IN CHICAGO, ILLINOIS, AND SHALL BE CONSTRUED, INTERPRETED AND ENFORCED UNDER AND IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS. LICENSEE AGREES TO EXERCISE ANY RIGHT OR REMEDY IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE ARISING OUT OF SAID BUSINESS RELATIONSHIP(S), EXCLUSIVELY IN, AND HEREBY SUBMITS TO THE JURISDICTION OF, THE STATE OF ILLINOIS COURTS OF COOK COUNTY, ILLINOIS OR THE UNITED STATES DISTRICT COURT AT CHICAGO, ILLINOIS.

           21.8 Waiver. Silence, acquiescence or inaction shall not be deemed a waiver of any right. A waiver shall only be effective if it is in writing and signed by an authorized officer of the party to be charged. Any such waiver shall not be construed as a continuing waiver or as a waiver of any other breach of a same or similar nature.

           21.9 Severability. In the event that any part or portion of this Agreement shall be deemed to be invalid or illegal, then such invalid or illegal portion shall, so far as possible, not affect the validity or legality of the remainder of this Agreement. Further, the parties agree that they shall attempt to arrive at a modification of any illegal or invalid part so as to render the same legal and valid and within the keeping of the original tenor and spirit of the Agreement.

           21.10 Entire and Exclusive Agreement. This Agreement and the Exhibits hereto shall constitute the entire exclusive agreement between the parties with respect to operation of the Footwear Departments and use and licensing of the Marks in the Territory, and shall supersede all prior negotiations, understandings and agreements, if any, between the parties, whether oral or written. Except as otherwise provided herein, this Agreement may only be amended or modified by written instrument signed by authorized officers of the parties.

           21.11 Headings for Convenience Only. The headings, titles or captions used in this Agreement are provided solely for the convenience of the parties and shall not be considered relevant in any construction of this Agreement or be interpreted to define, expand or limit the provisions of this Agreement.

           21.12 Authority. Each party represents, covenants and warrants that it has the full legal right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein, subject, in the case of Footstar, to approval of the Bankruptcy Court.

           21.13 Notices. Any notices should be delivered by certified mail return receipt request or a nationally recognized overnight delivery service and addressed if to Footstar to:

If to Licensee to:                  Maureen Richards, Esq.
                                    Sr. Vice President & General Counsel
                                    Footstar, Inc.
                                    933 MacArthur Blvd.
                                    Mahwah, NJ 07430

and if to Licensor to:              General Counsel
                                    Sears Holdings Corporation
                                    3333 Beverly Road
                                    Hoffman Estates, IL 60179


           21.14 Certain Payments & Expenses.

                (a) As an accommodation to Licensee, Kmart, may, from time to time during the Term, in its discretion and at Licensee's request, assume or pay freight charges with respect to Licensee's merchandise.

                (b) Kmart shall, or shall cause an affiliate to, grant to Footstar a license, for the Term only and solely for the purpose of facilitating the operation of the Footwear Departments in accordance with the terms and intent of this Agreement, for up to 3 employees of Footstar to enter into its headquarters facility in Hoffman Estates, Illinois and will provide to Footstar space at its headquarters in Hoffman Estates, Illinois comparable to the space enjoyed by Footstar at Kmart's headquarters in the period immediately prior to the commencement of the Chapter 11 Cases. Footstar shall pay to Kmart an amount equal to $125,000.00 per year, payable quarterly in arrears, in respect of such license (inclusive of telephone, computer, and other office machine usage), which license is not intended by the parties to be a lease, it being understood that Kmart (or its affiliate) shall have complete discretion and control over the space allocated to Footstar pursuant to this Agreement.

                (c) Kmart shall be entitled to set off any amounts owing by Footstar and/or Licensee for amounts owing pursuant to this Article XXI against any Weekly Sales Remittance.

           21.15 Meet and Confer. The parties agree that, prior to commencing any action arising out of or in connection with this Agreement, senior business representatives from each party shall meet and confer two times in person in a good-faith effort to resolve any such dispute.


                           [Signature Pages to Follow]

           IN WITNESS WHEREOF, the parties by their duly authorized officers set their hands as follows:

                                     Licensee

                                     FOOTSTAR, INC.


                                     By: /s/ Jeffrey A. Shepard
                                        ----------------------------------------
                                          Name:  Jeffrey A. Shepard
                                          Title: President & Chief Executive
                                                 Officer - Meldisco


                                     Licensor

                                     KMART CORPORATION


                                     By: /s/ Jeffrey Stollenwerck
                                        ----------------------------------------
                                          Name:   Jeffrey Stollenwerck
                                          Title:


                                     KMART OF NORTH CAROLINA LLC


                                     By:  /s/ Jeffrey Stollenwerck
                                         ---------------------------------------
                                          Name:   Jeffrey Stollenwerck
                                          Title:


                                     KMART OF PENNSYLVANIA LP, BY Kmart
                                       Corporation,its General Partner


                                     By:  /s/ Jeffrey Stollenwerck
                                         ---------------------------------------
                                          Name:  Jeffrey Stollenwerck
                                          Title:


                                     KMART OF TEXAS LP, BY
                                          Kmart Corporation, its General Partner


                                     By:  /s/ Jeffrey Stollenwerck
                                         ---------------------------------------
                                          Name:  Jeffrey Stollenwerck
                                          Title:

                                     KMART STORES OF ILLINOIS LLC


                                     By:  /s/ Jeffrey Stollenwerck
                                         ---------------------------------------
                                          Name:  Jeffrey Stollenwerck
                                          Title:


                                     KMART OF MICHIGAN, INC.


                                     By: /s/ Jeffrey Stollenwerck
                                         ---------------------------------------
                                          Name:  Jeffrey Stollenwerck
                                          Title:


                                     KMART OF WASHINGTON LLC


                                     By:  /s/ Jeffrey Stollenwerck
                                         ---------------------------------------
                                          Name:  Jeffrey Stollenwerck
                                          Title:


                                     KMART STORES OF TEXAS LLC


                                     By: /s/ Jeffrey Stollenwerck
                                         ---------------------------------------
                                          Name:  Jeffrey Stollenwerck
                                          Title:


                                     SEARS HOLDING CORPORATION, solely with
                                     respect to Article XX


                                     By:  /s/ Jeffrey Stollenwerck
                                         ---------------------------------------
                                          Name:  Jeffrey Stollenwerck
                                          Title:

                                    EXHIBIT A


           1. The Marks are:

                  KMART
                  SUPER KMART CENTER
                  BIG KMART

           2. In using the Marks, Licensee shall affix or display the appropriate trademark ((R), (TM), SM) or copyright notice ((C)) according to Licensor's instructions from time to time.

                                    EXHIBIT B
                                    ---------

                              RULES AND REGULATIONS

           RESTRICTIONS ON THE USE OF THE REGISTERED SERVICE MARK "Kmart". Retail services offered the consumer under the registered service mark of "Kmart" must be under uniform operating conditions established by Kmart Corporation and Kmart of Michigan, Inc. and equally applicable to all who operate under the mark in order to preserve the legal rights of Kmart of Michigan, Inc., as the registered owner of the mark, and to afford appropriate legal protection to the Licensee. The limited license granted herein requires that all sales to the public in Kmart Stores be offered exclusively under the service mark of "Kmart," and prohibits the use of the mark in any other manner.

           OTHER USES PROHIBITED. The use of "Kmart" by a Licensee in conjunction with bank accounts, checks, or on order forms, purchase orders or contracts with manufacturers, vendors, or suppliers, or with governmental agencies, or public utilities is prohibited by the terms of this license Agreement.

           INCORPORATION. The adoption of "Kmart," or any simulation thereof in any corporate name is prohibited.

           ASSUMED NAME STATUTES. If the registration under any assumed name statute is required, such registration shall clearly indicate that operations under the "Kmart" name are subject to and by virtue of a license agreement between Kmart Corporation and Kmart of Michigan, Inc., the registered owner of the mark.

           ADVERTISING AND DISPLAY SIGNS. The use in advertising logotype or display signs or in any other manner of other service names, service marks, or service insignia, alone, or in conjunction with the service mark "Kmart" (other than on price tags in accordance with past practice), is in derogation of the requirement that all sales to the public be exclusively under the mark "Kmart" and is prohibited by the terms of this Agreement.

           USE OF THE REGISTERED TRADEMARK "Kmart" ON PRODUCTS. The limited license granted herein is solely for the use of the registered mark "Kmart" in conjunction with retail services, and the unauthorized application of the registered trademark "Kmart" to products is in violation of this agreement.

           EMPLOYMENT. All hiring and terminations, so far as they apply to each Licensee, will be under the supervision of the Licensee's management. The Kmart personnel supervisor will take applications of persons desiring employment. Upon request, these applications will be made available to Licensee's management.

           PURSES AND EXTRA CLOTHING. Purses and extra clothing of employees shall be kept as directed by the Licensor. Under no circumstances are purses to be kept at the Licensee's department, provided that Licensor makes available a secure area for purses.

           EMPLOYEE PURCHASES. All store purchases by employees, including all Licensee's employees, must be taken unsealed to a supervisor designated by the Licensor. Such purchases will be sealed with the register tape and be available to be detached by the person who approves packages taken from the store. Employees may not keep packages in the department.

           REFUNDS, COMPLAINTS. All refunds except tires, batteries and similar merchandise involving performance guarantees, are to be made at the Kmart Service Desk. Complaints are to be cleared through the Kmart Service Desk. Any disputes over refunds or complaints shall be resolved by Licensor.

           SHOPLIFTING. Persons suspected of shoplifting shall only be questioned or apprehended by the Store loss prevention associate or the Licensor's Store Manager.

           LOST ARTICLES. Customer's change left at the counter should be turned over to the Licensor's cashier with the employee's name, date, amount of money tendered, and quantity of merchandise purchased. If money is not called for within two days, the cash office will report the money as a receipt on the office balance form.

           Money or valuables found by a customer or store employee are to be held in the office for a period of sixty days, after which, if they have not been claimed, they will be returned to the person finding them.

           SMOKING. Smoking in the department, or anywhere on the sales floor, except in designated areas, is prohibited. Employees smoking in the stockroom area will be dismissed.

           GREETINGS OF CUSTOMERS. Each customer shall receive a "Friendly" or "Cheery" greeting and close all sales with "Thank You for Shopping at Kmart".

           SUPPLIES. Licensor will furnish, at its expense, wrapping supplies, paper, bags, twine, and forms which shall be used by all Licensees for the conduct of the business pertaining to cash transactions, refunds, layaways, will-calls, credit and reports to Licensor. Licensee shall furnish at its expense such other special boxes or wrappings as it believes necessary or desirable to enhance the salability or the security of its merchandise.

           SIGNS. Licensee may purchase all signs for display and promotional selling, including string tags, senso labels, clips and other signs as may be required, from Licensor at cost of production and material.

           PRICE MARKING. Licensee shall individually price all merchandise where required by law and such merchandise shall be identifiable by a UPC unique to Footstar and Footstar's unique five-digit style number.

           STORAGE. Licensee shall observe the following practices regarding storage area:

o    Keep clean.

o Lock, if possible, and have lights out if only for Licensee's storage area when not in use.

o    Permit no condition to exist which might create a fire hazard.

o    Check for hazards at the close of each day.

           INCOMING - OUTGOING MERCHANDISE. Licensee shall be responsible for receiving its merchandise into Licensee's storage area (such area to be specified by Licensor from time to time) unless Licensor performs this service at Licensee's expense. All incoming and outgoing merchandise shall be under the supervision of Licensor.

           FREIGHT DOOR. The freight door shall be closed except during receipt of merchandise under the supervision of Licensor.

           EMERGENCY EXITS. Licensee shall observe the following practices regarding emergency exits:

o    Keep closed at all times except in emergencies.

o Not used for receipt or removal of merchandise unless under supervision of Licensor.

o    Unauthorized use shall be cause for dismissal.

o    No emergency exit is to be padlocked while the store is open for business.

           GENERAL OPERATION OF STORE. Licensee agrees to do the following:

o Keep open for business its departments during hours established by Licensor, it being understood that a department need not be staffed every hour that the applicable Store is open in order to be "open and ready for business."

o Not permit its department to be closed for any period without Licensor's written consent.

o Not permit the continuance of a labor dispute involving its department which materially affects the sales or threatens the operation of other Licensee or Licensor.

o Licensee must promptly remove all cardboard and other residue from unpacked merchandise, from entire area occupied by the Licensee.

o Maintain clean, attractive, well-filled displays of its merchandise, in adequate assortments, in sufficient depth, in suitable price range, and competitive in price with the same or similar goods offered for sale in the trading area.

o Discontinue the sale of any merchandise or service which Licensor shall deem not within the agreed classification.

o Not to make a fair trade agreement affecting any item sold in the department.

o To offer first-quality merchandise, including branded merchandise where possible. Carry no seconds, irregulars or inferior items. Top value, close-out merchandise offering special promotional possibility is permitted.

o The height of displays from the floor level shall not be in excess of those heights set from time to time by Licensor's store planning department, provided Licensor shall provide Licensee with reasonable notice of any changes to the height of displays.

           ADVERTISING AND PROMOTION BY LICENSOR. Licensee shall work closely with Licensor in planning sufficiently in advance for a coordinated advertising program based on budget to make available in sufficient dept and suitability, merchandise which will produce maximum sales. Licensee shall plan suitable display of such advertised merchandise.

           SALES MEETINGS. Licensee's manager and key personnel shall attend meetings as determined by Licensor from time to time to discuss operating procedures, formulate plans, review results and other pertinent information necessary for the successful operation of the business.

           Licensee's employees shall attend briefing and training sessions to familiarize themselves with store policies and regulations pertaining to the conduct of the business in their department as well as the entire operation.

           AISLE SPACE. Licensee shall not obstruct or alter aisle space, as provided in the layout of licensed area, without approval of the Licensor.

           FIRE RULES. Licensee shall not permit any condition to exist that will create a fire hazard.

           EMPLOYEE CARS. Employees shall park their cars in an area designated by Licensor's Manager that ensures that customers will have the preferred parking space in front of the store.

                                   SCHEDULE I
                       STORES THAT ARE NOT EXISTING STORES

--------------------------------------------------------------------------------
                 STORE #                    LOCATION
--------------------------------------------------------------------------------
                  7707                    Warrenton, VA
--------------------------------------------------------------------------------
                  3973                    Stuart, FL
--------------------------------------------------------------------------------
                  3630                    Nashua, NH
--------------------------------------------------------------------------------
                  7282                    Clinton, MD
--------------------------------------------------------------------------------
                  4887                    Port St. Lucie, FL
--------------------------------------------------------------------------------
                  4776                    San Diego-Carmel, CA
--------------------------------------------------------------------------------
                  3399                    S. Plainfield, NJ
--------------------------------------------------------------------------------
                  7422                    Tustin, CA
--------------------------------------------------------------------------------
                  9406                    Peoria, AZ
--------------------------------------------------------------------------------
                  4384                    Palatine, IL
--------------------------------------------------------------------------------
                  4767                    N. Hialeah, FL
--------------------------------------------------------------------------------
                  3920                    El Monte, CA
--------------------------------------------------------------------------------
                  4446                    Bethlehem, PA
--------------------------------------------------------------------------------
                  4241                    East Ridge, TN
--------------------------------------------------------------------------------
                  4180                    Louisville, KY
--------------------------------------------------------------------------------
                  4488                    Rochestser, MI
--------------------------------------------------------------------------------
                  3076                    Spring Valley, CA
--------------------------------------------------------------------------------
                  4260                    San Diego-Mesa, CA
--------------------------------------------------------------------------------
                  4290                    San Diego-University, CA
--------------------------------------------------------------------------------
                  4484                    St. Petersburg, FL
--------------------------------------------------------------------------------
                  3638                    Tewksbury, MA
--------------------------------------------------------------------------------
                  3760                    N. Ft. Myers, FL
--------------------------------------------------------------------------------
                  3825                    Parsippany, NJ
--------------------------------------------------------------------------------
                  3985                    Lakeland, FL
--------------------------------------------------------------------------------
                  4496                    Keene, NH
--------------------------------------------------------------------------------
                  7427                    Londonderry, NH
--------------------------------------------------------------------------------
                  3124                    Corona, CA
--------------------------------------------------------------------------------
                  3988                    Putnam, CT
--------------------------------------------------------------------------------
                  7772                    Noblesville, IN
--------------------------------------------------------------------------------
                  4206                    Warren, MI
--------------------------------------------------------------------------------
                  3559                    Homer Glen, IL
--------------------------------------------------------------------------------
                  4224                    Denver, CO
--------------------------------------------------------------------------------
                  7092                    San Clemente, CA
--------------------------------------------------------------------------------
                  7678                    Mission Valley, CA
--------------------------------------------------------------------------------
                  4039                    South Bend, IN
--------------------------------------------------------------------------------
                  4869                    Deland, FL
--------------------------------------------------------------------------------
                  3476                    Clearwater, FL
--------------------------------------------------------------------------------
                  9395                    Lawnside, NJ
--------------------------------------------------------------------------------
                  4343                    W. Palm Beach, FL
--------------------------------------------------------------------------------
                  7277                    Cape Coral, FL
--------------------------------------------------------------------------------
                  4464                    Loves Park, IL
--------------------------------------------------------------------------------
                  9433                    Elmhurst, IL
--------------------------------------------------------------------------------
                  7081                    Brighton, MI
--------------------------------------------------------------------------------
                  4797                    Mobile, AL
--------------------------------------------------------------------------------
                  7640                    Mobile, AL
--------------------------------------------------------------------------------
                  7330                    Saraland, AL
--------------------------------------------------------------------------------
                  7760                    Linden, NJ
--------------------------------------------------------------------------------
                  3193                    Marlton, NJ
--------------------------------------------------------------------------------

                                 SCHEDULE II
                       STORES WITH NO RIGHT OF REENTRY

Store No                        City                           ST

LEASES EXPIRING IN 2005
3521                Binghamton                                 NY
4201                El Paso                                    TX
4269                Phoenix                                    AZ
7795                Abilene                                    TX
9287                Atlantic                                   IA
9573                Rhinelander                                WI

LEASES EXPIRING IN 2006
4041                Sioux Falls                                SD
4121                Denver                                     CO
4263                Eastlake                                   OH
4271                Scottsdale                                 AZ
3491                El Paso                                    TX
4264                Stow                                       OH
9335                Peoria                                     IL
9393                Philadelphia                               PA
4986                Virginia Beach                             VA
3960                Bryan                                      OH
4244                Knoxville                                  TN
4151                Sparks                                     NV
4191                Harbor City                                CA
4277                Stockton                                   CA
4298                Miami                                      FL
7375                Endicott                                   NY

LEASES EXPIRING IN 2007
4728                Miami                                      FL
4282                Industry                                   CA
4176                Cheektowaga                                NY
4285                Ventura                                    CA
4257                Middleburg Heights                         OH
4303                Billings                                   MT
4199                Amherst                                    NY
4301                Lima                                       OH
9521                Madawaska                                  ME
4330                Oxnard                                     CA
4291                Simi                                       CA
4306                Chula Vista                                CA
4341                Fairfield                                  CA
4314                Cedar Rapids                               IA
4315                Iowa City                                  IA

LEASES EXPIRING IN 2008
4340                Santa Rosa                                 CA
4233                Boardman                                   OH
4344                Allentown                                  PA
9320                Seneca                                     SC
4240                Northridge                                 CA
4273                Salt Lake City                             UT